Exhibit 15.1

August 17, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 5, 2011 on our review of interim financial information of The Hertz Corporation and its subsidiaries for the three and six month periods ended June 30, 2011 and June 30, 2010 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2011, is included in its Registration Statement on Amendment No. 2 of Form S-4 dated August 17, 2011.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey